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PERMA-FIX ENVIRONMENTAL SERVICES, INC.

$5,625,000
13.50% Senior Subordinated Notes due 2006

______________________

NOTE AND WARRANT
PURCHASE AGREEMENT
______________________

Dated as of July 31, 2001

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    4.10.No Adverse U.S. Legislation, Action or
         Decision, etc. . . . . . . . . . . . . . . . . . . . 5
    4.11.No Actions Pending . . . . . . . . . . . . . . . . . 5
    4.12.Proceedings and Documents. . . . . . . . . . . . . . 5
    4.13. Fees. . . . . . . . . . . . . . . . . . . . . . . . 5
5. Representations and Warranties, etc. . . . . . . . . . . . 5
    5.1. Organization, Standing, etc.;

7. Accounting; Financial Statements; Board
    Observation Rights. . . . . . . . . . . . . . . . . . . .16
    7.1. Accounting; Financial Statements and Other

    9.4. Notice of Optional Prepayments; Officers'

15. Registration, Transfer and Substitution of
    Notes; Action by Noteholders. . . . . . . . . . . . . . .49
    15.1. Note Register; Ownership of Notes . . . . . . . . .49

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    15.2. Transfer and Exchange of Notes. . . . . . . . . . .49
    15.3. Replacement of Notes. . . . . . . . . . . . . . . .49
    15.4. Notes held by Company, etc., Deemed Not

SCHEDULE A         Schedule of Purchasers
SCHEDULE 5.2(a)    Subsidiaries
SCHEDULE 5.2(c)    Options, Warrants and Other Convertible
                   Securities of the Subsidiaries
SCHEDULE 5.5       Changes in Assets, Liabilities, etc.
SCHEDULE 5.6       Tax Arrears
SCHEDULE 5.7       Debt and Liens
SCHEDULE 5.8       Options, Warrants and Other Convertible
                   Securities of the Company
SCHEDULE 5.10      Litigation
SCHEDULE 5.17      Environmental Matters
SCHEDULE 5.20      ERISA Matters
SCHEDULE 10.4      Investments

EXHIBIT A          Form of 13.50% Senior Subordinated Note
EXHIBIT B          Form of Warrant
EXHIBIT C          Form of Opinion of Counsel to Company
EXHIBIT D          Form of Guaranty Agreement
EXHIBIT E          Form of Registration Rights Agreement
EXHIBIT F          Form of Junior Subordination Agreement
EXHIBIT G          Form of Option Agreement

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PERMA-FIX ENVIRONMENTAL SERVICES, INC.
1940 N.W. 67th PLACE
GAINSVILLE, FLORIDA 32653

13.50% Senior Subordinated Notes due July 31, 2006
Warrants to Purchase Common Stock

Dated as of July 31, 2001

TO EACH OF THE PURCHASERS LISTED IN
   THE ATTACHED SCHEDULE A

Ladies and Gentlemen:

           Perma-Fix Environmental Services, Inc., a Delaware corporation (the "Company"), agrees with each of the Purchasers as follows:

           1. Authorization of Notes and Warrants. The Company will authorize the issue and sale of (a) $5,625,000 aggregate principal amount of its 13.50% Senior Subordinated Notes due July 31, 2006 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to section 15), to be substantially in the form of the Note set out in Exhibit A, with such changes therefrom, if any, as may be approved by the Purchasers and the Company, and (b) warrants (the "Warrants", such term to include any warrants issued in substitution therefor pursuant to section 15) to purchase 1,281,731 shares of the Common Stock, par value $.001 per share (the "Common Stock"), of the Company at an initial exercise price of $1.50 per share, to be substantially in the form of the Warrant set out in Exhibit B, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in section 14; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

           2. Sale and Purchase of Notes and Warrants. 2.1. Purchase Price. The Company will issue and sell to each of the Purchasers and, subject to the terms and conditions of this Agreement, each of the Purchasers will purchase from the Company, at the Closing provided for in section 3, (a) Notes in the principal amount specified opposite its name in Schedule A and (b) Warrants for the number of shares of Common Stock specified opposite its name in Schedule A; at the purchase price of 100% of the principal amount of such Notes.

          2.2. Issue Price. The Company and the Purchasers agree for U.S. federal income tax purposes (a) that (x) the present value as of the Closing Date of all payments under the Notes, using a discount rate based on a yield which the Company and the Purchasers agree is the original yield of comparable debt instruments not issued as part of an investment unit (which rate is not less than the applicable federal rate on the date the Notes are issued), is $712 per $1,000 principal amount, and that (y) the aggregate "issue price" under Section 1273(b) of the Code of all of the Notes to be issued hereunder is $4,002,903; and (b) that the aggregate purchase price under Section 1273(b) of the Code of all of the Warrants to be issued hereunder. The Company and the Purchasers agree to use the foregoing issue price, purchase price, value and the yield which results in such issue price for U.S. federal income tax purposes with respect to this transaction.

           3. Closing; Fees.

           3.1. Closing. The sales of the Notes and the Warrants to be purchased by the Purchasers shall take place at the offices of Becker, Glynn, Melamed & Muffly LLP, 200 Park Avenue, New York, New York, at 10:00 a.m., New York City time, at a closing (the "Closing") on July 31, 2001 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers (the "Closing Date"). At the Closing the Company will deliver to each of the Purchasers (a) the Notes purchased by it in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as shall be set forth in Schedule A or as such Purchaser may request) dated the date of the Closing and registered in its name (or in the name of its nominee), and (b) the Warrants purchased by it in the form of a single warrant certificate (or such greater number of warrant certificates as shall be set forth in Schedule A or as such Purchaser may request) dated the date of the Closing and registered in its name (or in the name of its nominee); against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor. If at the Closing the Company shall fail to tender such Notes or such Warrants to each such Purchaser as provided above in this section 3, or any of the conditions specified in section 4 shall not have been fulfilled to its satisfaction, each such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights it may have by reason of such failure or such nonfulfillment.

          3.2. Transaction Fees. Upon the Closing, the Company will pay a transaction fee, in immediately available funds, to (a) AMI in an amount equal to $200,000 and (b) Bridge East Management,

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LLC in an amount equal to $75,000. The Company will also pay to the Purchasers and their respective partners, if applicable, upon the Closing in immediately available funds, the out-of pocket expenses incurred in connection with the transactions contemplated by this Agreement, as set forth in a statement delivered to the Company on or prior to the date of the Closing.

          3.3. Legal Fees. Upon the Closing, the Company will pay the fees and disbursements of the special counsel of each Purchaser incurred in connection with the transactions contemplated by this Agreement and set forth in a statement delivered to the Company on or prior to the date of the Closing.

           4. Conditions to Closing. The obligation of each Purchaser to purchase and pay for the Notes and Warrants to be sold to it at the Closing is subject to the fulfillment to its satisfaction, prior to or at the Closing, of the following conditions:

           4.1. Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be correct when made and at the time of the Closing.

           4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and at the time of the Closing no Event of Default shall have occurred and be continuing.

           4.3. Compliance Certificate. The Company shall have delivered to the Purchasers an Officers' Certificate, dated the date of the Closing, certifying that the conditions specified in sections 4.1 and 4.2 have been fulfilled.

           4.4. Opinion of Counsel. Each Purchaser shall have received from Conner & Winters, a Professional Corporation, counsel for the Company, a favorable opinion, dated the date of the Closing and addressed to the Purchasers, substantially in the form set forth in Exhibit C.

           4.5. Certain Agreements. (a) Guaranty Agreement. Each of the Company's Subsidiaries shall have executed and delivered to the Purchasers the Guaranty Agreement, substantially in the form of Exhibit D, unconditionally and irrevocably guaranteeing to the

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Purchasers the full and prompt payment and performance of the Company's obligations under the Notes.

           (b) Registration Rights Agreement. The Company shall have executed and delivered to the Purchasers the Registration Rights Agreement, substantially in the form of Exhibit E.

           (c) Junior Subordination Agreement. The Company and the Junior Subordinated Lenders shall have executed and delivered to the Purchasers the Junior Subordination Agreements, substantially in the form of Exhibit F.

           (d) Option Agreement. The Company shall have executed and delivered to the Purchasers the Option Agreement, substantially in the form of Exhibit G.

           4.6. Concurrent Transactions. The Company shall have received, through the issuance and sale of shares of Common Stock and warrants pursuant to the Equity Offering Memorandum, an aggregate amount in cash of not less than $7,000,000.

           4.7. Satisfaction of Company Obligations. All of the obligations of the Company shown on Schedule 5.7 as obligations that are required or intended to be satisfied on or prior to the Closing Date shall have been satisfied in full and all Liens securing any of such obligations shall have been released or the Purchasers shall have received a letter from the holder or holders of such Liens authorizing the release thereof upon the payment in full of such obligations. The Company shall have received payoff letters, reasonably satisfactory in form and substance to such Purchaser, from the holders of the Company's Debt being retired, each stating that upon the payment of the amount set forth in such letter, all of the Company's obligations with respect to such Debt will be fully and irrevocably discharged.

           4.8. Consents, Agreements. The Company shall have obtained all consents and waivers, under any term of any agreement or instrument to which it is a party or by which it or any of its properties is bound, or any term of any applicable law, ordinance, rule or regulation of any governmental authority, or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority, necessary or appropriate in connection with the transactions contemplated by this Agreement, including without limitation, the consent of PNC, as Agent for the Lenders under the Credit Agreement; and such consents and waivers shall be in full force and effect on the Closing Date. A complete and

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correct copy of each of such consents and waivers shall have been delivered to the Purchasers.

          4.9. Compliance with Securities Laws. The offering and sale of the Notes and Warrants to the Purchasers shall have complied with all applicable requirements of federal and state securities laws.

          4.10. No Adverse U.S. Legislation, Action or Decision, etc. No legislation shall have been enacted by either house of Congress or favorably reported by any committee thereof, no other action shall have been taken by any governmental authority, whether by order, regulation, rule, ruling or otherwise, and no decision shall have been rendered by any court of competent jurisdiction, which would materially and adversely affect the Notes or the Warrants being purchased by the Purchasers hereunder.

          4.11. No Actions Pending. There shall be no suit, action, investigation, inquiry or other proceeding by any governmental body or any other Person or any other legal or administrative proceeding pending or, to the Company's knowledge, threatened which questions the validity or legality of the transactions contemplated by this Agreement or the other Operative Agreements or which seeks damages in a material amount or injunctive or other equitable relief in connection therewith.

          4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

          4.13. Fees. The fees required to be paid by sections 3.2 and 3.3 shall have been paid as therein provided.

          5. Representations and Warranties, etc. The Company represents and warrants that:

          5.1. Organization, Standing, etc.; Due Authorization; Enforceability. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business, to enter

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into this Agreement, to issue and sell the Notes and the Warrants and to carry out the terms of this Agreement, the Notes and the Warrants.

          (b) This Agreement, the Notes and the Warrants have been duly authorized by all necessary corporate action on the part of the Company and do not require any shareholder approval. This Agreement, the Notes and the Warrants have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer and similar laws of general application relating to or affecting the rights and remedies of creditors, (ii) that acceleration of the Notes may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

          5.2. Subsidiaries. (a) Schedule 5.2(a) correctly lists as to each Subsidiary on the date of this Agreement (a) its name, (b) the jurisdiction of its incorporation and (c) the percentage of its issued and outstanding shares owned by the Company or another Subsidiary (specifying such other Subsidiary). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties, to carry on its business, to enter into the Guaranty Agreement and to carry out the terms of the Guaranty Agreement. All the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and non-assessable, and all such shares indicated in Schedule 5.2(a) as owned by the Company or by any other Subsidiary are so owned beneficially and of record by the Company or by such other Subsidiary and, except as otherwise disclosed on Schedule 5.2(a), free and clear of any Lien.

          (b) The Guaranty Agreement has been duly authorized by all necessary corporate action on the part of the Subsidiaries. The Guaranty Agreement has been duly executed and delivered by each of the Subsidiaries and constitutes legal, valid and binding obligations of each of the Subsidiaries, enforceable against such Subsidiary in accordance with its terms, except (i) that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer and similar laws of general application relating to or affecting the rights and remedies of creditors, (ii) that

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acceleration of the Notes may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

           (c) Except as disclosed on Schedule 5.2(c), as of the Closing Date, none of the Subsidiaries will have outstanding securities convertible into or exchangeable for any shares of its capital stock, nor will it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock.

           5.3. Qualification. Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary and in which the failure so to qualify would have a materially adverse effect on the Company and its Subsidiaries, taken as a whole.

           5.4. Business; Financial Statements. The Company has delivered to the Purchasers complete and correct copies of (a) its annual report to stockholders for the fiscal year ended December 31, 2000 (the "Annual Report") and its annual report on Form 10-K for such fiscal year as filed with the Securities and Exchange Commission (the "Form 10-K"), (b) its quarterly report to stockholders for the fiscal quarter ended March 31, 2001 (the "Quarterly Report") and its quarterly report on Form 10-Q for such fiscal quarter as filed with the Securities and Exchange Commission (the "Form 10-Q") and (c) the Disclosure Documents. The Annual Report, the Form 10-K and the Disclosure Documents correctly describe, in all material respects, as of their respective dates, the business then conducted and proposed to be conducted by the Company. There are included in the Form 10-K and the Form 10-Q consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2000 and for the fiscal quarter ended March 31, 2001, respectively, accompanied in the case of the Form 10-K by the opinion thereon of BDO Seidman, LLP, independent public accountants and financial statements of the Company. All financial statements included in the foregoing materials delivered to the Purchasers (except as otherwise specified therein) have been prepared in accordance with generally accepted accounting principles applied on a consistent

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basis throughout the periods specified and present fairly the financial position of the Company and its Subsidiaries as of the respective dates specified and the results of their operations and cash flows for the respective periods specified.

           5.5. Changes, etc. Except as disclosed on Schedule 5.5, since December 31, 2000, (a) there has been no change in the assets, liabilities or financial condition of the Company and its Subsidiaries, taken as a whole, other than changes which have not been, either in any case or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, (b) neither the business, operations or affairs nor any of the properties or assets of the Company or its Subsidiaries have been affected by any occurrence or development (whether or not insured against) which has been, either in any case or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, and (c) the Company has not as of the date of this Agreement directly or indirectly declared, ordered, paid, made or set apart any sum or property for any Restricted Payment or agreed to do so.

          5.6. Tax Returns and Payments. Except as disclosed on Schedule 5.6, the Company and its Subsidiaries have filed all tax returns required by law to be filed by them and have paid all taxes, assessments and other governmental charges levied upon the Company and its Subsidiaries, and any of their respective properties, assets, income or franchises which are due and payable, other than those presently payable without penalty or interest and those presently being contested in good faith by appropriate proceedings diligently conducted for which such reserves or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made. The federal income tax liabilities of the Company and its Subsidiaries have been finally determined by the Internal Revenue Service and satisfied (or appropriate arrangements have been made with respect to the satisfaction of such liabilities), or the time for audit has expired, for all fiscal periods through December 31, 1994. Except as disclosed on Schedule 5.6, the charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state and foreign income taxes for all fiscal periods are adequate in the opinion of the Company, and the Company knows of no unpaid assessment for additional federal, state or foreign income taxes for any period which would have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or any basis for any such assessment.

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          5.7. Debt. Schedule 5.7-A correctly describes all secured and unsecured Debt of the Company and its Subsidiaries outstanding on the date of this Agreement, and identifies the collateral securing any secured Debt. Schedule 5.7-B correctly describes all such Debt that, on the Closing Date and after giving effect to the transactions contemplated by this Agreement, will remain outstanding. Neither the Company nor any of its Subsidiaries is in default with respect to any Debt, which default would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          5.8. Capital Stock and Related Matters. As of the Closing Date, the authorized capital stock of the Company will consist of 50,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, par value $.001 per share. On the Closing Date after giving effect to the transactions contemplated by this Agreement and the Operative Agreements, 32,470,000 shares of the Common Stock and 2,500 shares of such Preferred Stock will be issued and outstanding. The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and validly reserved for issuance upon such exercise and, when so issued, will be validly issued, fully paid and non-assessable. As of the Closing Date, the Company will not have outstanding securities convertible into or exchangeable for any shares of its capital stock, nor will it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, other than (i) options issued or to be issued to certain employees and directors of the Company and its Subsidiaries from time to time in the manner contemplated by the Option Plans and (ii) the options, warrants, convertible notes and shares of Preferred Stock described on Schedule 5.8.

           5.9. Title to Properties; Liens. Each of the Company and its Subsidiaries has good and sufficient title to its properties and assets, including the properties and assets reflected in the financial statements referred to in section 5.4 (except properties and assets disposed of since the date of such statements in the ordinary course of business and properties and assets held under Capitalized Leases referred to in Schedule 5.7), and none of such properties or assets is subject to any Liens except such as are of the character permitted by section 10.3. The Company and its Subsidiaries enjoy peaceful and undisturbed possession under all leases necessary in any material respect for

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the operation of their respective properties and assets, and all such leases are valid and subsisting and are in full force and effect.

           5.10. Litigation, etc. Other than those set forth in Schedule 5.10, there is no action, proceeding or investigation pending or threatened (or any basis therefor known to the Company) which questions the validity of this Agreement, the Notes or the Warrants or any action taken or to be taken pursuant to this Agreement, the Notes or the Warrants, or which would result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs, condition (financial or otherwise), properties or assets of the Company and its Subsidiaries, taken as a whole.

           5.11. Compliance with Other Instruments, etc. Neither the Company nor any of its Subsidiaries is in violation of any term of its certificate or articles of incorporation or by-laws, and neither the Company nor any of its Subsidiaries is in violation of any term of any agreement or instrument to which it is a party or by which it is bound or any term of any applicable law, ordinance, rule or regulation of any governmental authority or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority, the consequences of which violation would have a materially adverse effect on the business, operations, affairs, condition (financial or otherwise), properties or assets of the Company and its Subsidiaries, taken as a whole; the execution, delivery and performance of this Agreement, the Notes and the Warrants will not result in any violation of or be in conflict with or constitute a default under any such term or result in the creation of (or impose any obligation on the Company or any of its Subsidiaries to create) any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to any such term, in each case which would result in a material adverse effect on the Company and its Subsidiaries, taken as a whole; and there is no such term which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, operations, affairs, condition (financial or otherwise), properties or assets of the Company and its subsidiaries, taken as a whole.

           5.12. Governmental Consent. No consent, approval or authorization of, or declaration or filing with, any governmental authority on the part of the Company or any of its Subsidiaries is required for the valid execution and delivery of this Agreement or the valid offer, issue, sale and delivery of the Notes or the

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Warrants pursuant to this Agreement except such as have been obtained or made or, on or prior to the date of the Closing, will have been obtained or made, and except for the filing of a Form D with the Securities and Exchange Commission at the required time.

           5.13. Patents, Trademarks, Authorizations, etc. The Company and its Subsidiaries own or possess all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, necessary for the conduct of their respective businesses as now conducted, without any known material conflict with the rights of others.

           5.14. Offer of Notes. (a) The Company, Ryan, Beck & Co. and Larkspur Capital Corporation (the only Persons authorized or employed by the Company as financial adviser or otherwise as agent in connection with the offering or sale of the Notes or Warrants or other securities of the Company that are part of this offering of Notes and Warrants) have not directly or indirectly offered the Notes or the Warrants, or any part thereof, or any other securities of the Company that are part of this offering of Notes and Warrants, for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, anyone other than each of the Purchasers and other institutional investors. Neither the Company nor anyone acting on its behalf has taken or will take any action which would subject the issuance and sale of the Notes or the Warrants to the registration and prospectus delivery provisions of the Securities Act.

           (b) The qualification of an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended, is not required in connection with the offer, issue, sale and delivery of the Notes under the circumstances contemplated by this Agreement.

           5.15. Use of Proceeds. The Company will apply the proceeds of the sale of the Notes and Warrants, simultaneously with the Closing to the repayment of the existing Debt of the Company.

           5.16. Federal Reserve Regulations. The Company will not, directly or indirectly, use any of the proceeds of the sale of the Notes and Warrants for the purpose, whether immediate, incidental or ultimate, of buying a "margin stock" or of maintaining, reducing or retiring any indebtedness originally incurred to purchase a stock that is currently a "margin stock", or for any other purpose which might constitute this transaction a

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"purpose credit", in each case within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, as amended) or Regulation U of such Board (12 C.F.R. 221, as amended), or otherwise take or permit to be taken any action which would involve a violation of such Regulation G or Regulation U or of Regulation T (12 C.F.R. 220, as amended) or Regulation X (12 C.F.R. 224, as amended) or any other regulation of such Board. No Debt being reduced or retired out of the proceeds of the sale of the Notes and Warrants was incurred for the purpose of purchasing or carrying any such "margin stock", and neither the Company nor any of its Subsidiaries either owns or has any present intention of acquiring any such "margin stock".

            5.17. Environmental Matters. (a) Except as disclosed on Schedule 5.17, the Company and each of its Subsidiaries has duly complied with, and its operations, facilities, business, Property, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act and all applicable Environmental Laws (including any authorizations, registrations, approvals, licenses, certificates or permits required thereunder), the failure of which could have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and all judgments, decrees, Environmental Complaints and other enforcement orders and directives relating thereto; there have been and are no outstanding or threatened citations, investigations, notices, other attestations or orders of non-compliance issued to the Company or any of its Subsidiaries relating to such Person's business, Property, leaseholds or pursuant to any Hazardous Discharge that would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

            (b) Except as disclosed on Schedule 5.17, the Company and each of its Subsidiaries has been issued for the conduct of its business and activities (or, if not yet so issued, has timely applied for) all required federal, state and local authorizations, registrations, approvals, licenses, certificates or permits relating to all applicable Environmental Laws, each of which is in effect, the failure of which could have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

           (c) Except as disclosed on Schedule 5.17, there are no facts, events or circumstances which suggest releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any real property owned or leased, or any Property or facilities used or operated, by the Company or any of its Subsidiaries which could

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have a material adverse effect on the Company and its Subsidiaries, taken as whole.

           (d) Except as disclosed on Schedule 5.17, neither the Company nor any of its Subsidiaries has retained or assumed, contractually or by operation of law, any liability for any Hazardous Discharge or any Environmental Complaint, that could have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

            5.18. Status Under Certain Federal Statutes. The Company is not (a) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; (c) a "public utility" as such term is defined in the Federal Power Act, as amended; or (d) a "rail carrier or a person controlled by or affiliated with a rail carrier", within the meaning of Title 49, U.S.C., or a "carrier" to which 49 U.S.C. Section 11301(b)(1) is applicable.

           5.19. Foreign Assets Control Regulations, etc. Neither the issue and sale of the Notes and Warrants by the Company nor its use of the proceeds thereof as contemplated by this Agreement will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

           5.20. Compliance with ERISA. (a) Except as otherwise disclosed on Schedule 5.20, neither the Company nor any of its Subsidiaries has breached the fiduciary rules of ERISA or engaged in any prohibited transaction in connection with which the Company or any of its Subsidiaries could be subjected to (in the case of any such breach) a suit for damages or (in the case of any such prohibited transaction) either a civil penalty assessed under section 502(i) of ERISA or a tax imposed by section 4975 of the Code, which suit, penalty or tax, in any case, would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

           (b) Except as otherwise disclosed on Schedule 5.20, no Plan (other than a Multiemployer Plan) or any trust created under any such Plan has been terminated since September 2, 1974. Neither the Company nor any Related Person has within the past six years

13

contributed to a single employer plan which has at least two contributing sponsors not under common control or ceased operations at a facility in a manner which would result in liability under section 4062(f) of ERISA. No liability to the PBGC has been or is expected by the Company to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company or its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries, taken as a whole. There has been no reportable event (within the meaning of section 4043(b) of ERISA) or any other event or condition with respect to any Plan (other than a Multiemployer Plan) which presents a risk of termination of any such Plan by the PBGC under circumstances which in any case could result in liability which would be materially adverse to the Company and its Subsidiaries, taken as a whole.

           (c) Except as otherwise disclosed on Schedule 5.20, full payment has been made of all amounts which the Company or any Related Person is required under the terms of each Plan to have paid as contributions to such Plan as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan).

          (d) Except as disclosed on Schedule 5.20, the present value of all vested accrued benefits under all Plans (other than Multiemployer Plans), determined as of the end of the Company's most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Plans allocable to such vested accrued benefits. The terms "present value", "current value", and "accrued benefit" have the meanings specified in section 3 of ERISA.

          (e) The Company is not and has never been obligated to contribute to any "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          (f) The execution and delivery of this Agreement and the issue and sale of the Notes hereunder will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in section 6.2 of this Agreement as to the source of the funds used to pay the purchase price of the Notes purchased by such Purchaser. The Company has delivered to each Purchaser, if requested by it, a

14

complete and correct list of all employee benefit plans with respect to which the Company is a party in interest and with respect to which its securities are employer securities. As used in this section 5.20(f), the terms "employee benefit plans" and "party in interest" have the respective meanings specified in section 3 of ERISA and the term "employer securities" has the meaning specified in section 407(d)(1) of ERISA.

          5.21. Certain Fees. Except for the fees referred to in section 3 and except for placement fees payable to Ryan, Beck & Co. and Larkspur Capital Corporation, no broker's or finder's fee or commission has been paid or will be payable by the Company with respect to the offer, issue and sale of the Notes or the Warrants, and the Company hereby indemnifies the Purchasers against, and will hold each of the Purchasers harmless from, any claim, demand or liability asserted against such Purchaser for broker's or finder's fees alleged to have been incurred by the Company or any other Person (other than such Purchaser or its affiliates) in connection with any such offer, issue and sale or any of the other transactions contemplated by this Agreement or any of the other Operative Agreements.

          5.22. Disclosure. Neither this Agreement, the Disclosure Documents, the Annual Reports, the Form 10-K, the Form 10-Q nor any other document, certificate or instrument delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated by this Agreement contains (in each case, as of its date) any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement and in such other documents, certificates or instruments not misleading.

          6. Representations of Purchasers.

          6.1. Purchase Intent. Each of the Purchasers represents that it is purchasing the Notes and Warrants hereunder for its own account, not with a view to the distribution thereof or with any present intention of distributing or selling any of such Notes or Warrants except in compliance with the Securities Act and any applicable state securities laws, provided that the disposition of its property shall at all times be within its control.

          6.2. Source of Funds. Each Purchaser represents that all or a portion of the funds to be used by it to pay the purchase price of the Notes and Warrants consists of funds which do not constitute assets of any employee benefit plan and the remaining portion, if any, of such funds consists of funds which may be

15

deemed to constitute assets of one or more specific employee benefit plans, complete and accurate information as to the identity of each of which such Purchaser has delivered to the Company. As used in this section 6.2, the terms "employee benefit plan" and "government plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

          6.3. Restrictive Legend. Each of the Purchasers acknowledges that upon issuance, and until such time as no longer required under the applicable requirements of the Securities Act, the Notes shall bear a legend, substantially in the form set forth below:

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED IN
THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION
THEREFROM UNDER SUCH ACT.

          6.4. Sophisticated Investor. Each of the Purchasers represents and warrants that (i) it is an "accredited investor" (as such term is defined in Regulation D of the Securities Act), (ii) it has such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes and Warrants and is purchasing the Notes and Warrants pursuant to a private sale exempt from registration under the Securities Act and (iii) it has not and will not solicit offers for, or offer or sell, the Notes or Warrants by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          7. Accounting; Financial Statements; Board Observation Rights.

          7.1. Accounting; Financial Statements and Other Information. The Company will maintain, and will cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with generally accepted accounting principles, and will accrue, and will cause each of its Subsidiaries to accrue, all such liabilities as shall be required by generally accepted accounting principles. The Company will deliver (in duplicate) to each of the Purchasers, so long as each such Purchaser shall be entitled to purchase Notes under this Agreement or it or its nominee shall be the holder of any Notes, and to each other holder of any Notes:

     (a) not later than the earlier to occur of (i) the fiftieth day after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company and (ii) the date of the filing thereof with the

16

Securities and Exchange Commission, consolidated balance sheets of the Company and its Subsidiaries as at the end of such period and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by a principal financial officer of the Company as presenting fairly, in accordance with generally accepted accounting principles (except for the absence of notes thereto) applied (except as specifically set forth therein) on a basis consistent with such prior fiscal periods, the information contained therein, subject to changes resulting from normal year-end audit adjustments; provided that so long as the Company is subject to the reporting provisions of the Exchange Act, timely delivery of copies of the Company's quarterly report on Form 10-Q for such period will satisfy the requirements of this paragraph (a);

     (b) not later than the earlier to occur of (i) the one hundred twentieth day after the end of each fiscal year of the Company and (ii) the date of the filing thereof with the Securities and Exchange Commission, consolidated balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of BDO Seidman, LLP or other reputable firm of independent public accountants reasonably satisfactory to the Purchasers, which report shall state that such consolidated financial statements present fairly the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; provided that so

17

long as the Company is subject to the reporting provisions of the Exchange Act, timely delivery of copies of the Company's annual report on Form 10-K for such period will satisfy the requirements of this paragraph (b);

     (c) together with each delivery of financial statements pursuant to subdivisions (a) and (b) of this section 7, an Officers' Certificate (i) stating that the signers have reviewed the terms of this Agreement and of the Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto, (ii) demonstrating in reasonable detail compliance during and at the end of such accounting period with the restrictions contained in sections 10.1, 10.2 and 10.3, (iii) setting forth in comparative form the consolidated figures contained in the Company's forecast for the accounting period covered by such financial statements and (iv) setting forth the amount of the Investment Basket as of the end of the accounting period covered by such financial statements.

     (d) together with each delivery of financial statements pursuant to subdivision (b) of this section 7, a written statement by the independent public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement and of the Notes as they relate to accounting matters and that such review is sufficient to enable them to make the statement referred to in clause (iii) of this subdivision (d) (it being understood that no special audit procedures, other than those required by generally accepted auditing standards, shall be required), (ii) stating whether, in the course of their audit examination, they obtained knowledge (and whether, as of the date of such written statement, they have knowledge) of the existence of any condition or event which constitutes an Event of Default or Potential Event of Default, and, if so, specifying the nature and period of existence thereof,

18

and (iii) stating that they have examined the Officers' Certificate delivered in connection therewith pursuant to subdivision (c) of this section 7 and that the matters set forth in such Officers' Certificate pursuant to clauses (ii) and (iii) of such subdivision (c) have been properly stated in accordance with the terms of this Agreement;

     (e) in addition to the financial statements required by subdivisions (a) and (b) of this section 7.1, within 30 days after the end of each month, consolidated balance sheets of the Company and its Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such month and (in the case of the second through twelfth month of the fiscal year) for the period from the beginning of the current fiscal year to the end of such month, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by a principal financial officer of the Company as having been prepared in accordance with generally accepted accounting principles (except for the absence of notes thereto) applied (except as specifically set forth therein) on a basis consistent with such prior fiscal periods, subject to changes resulting from normal year-end audit adjustments;

     (f) promptly upon receipt thereof, copies of all final reports submitted to the Company by independent public accountants in connection with each annual, interim or special audit of the books of the Company or any Subsidiary made by such accountants, including, without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

     (g) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its public security holders, of all regular and periodic reports and all registration statements and prospectuses filed by the Company or any Subsidiary with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions, and of all press releases and other statements made available generally by

19

the Company or any Subsidiary to the public concerning material developments in the business of the Company or its Subsidiaries;

     (h) promptly upon any principal officer of the Company or any other officer of the Company involved in its financial administration obtaining knowledge of any condition or event which constitutes an Event of Default or Potential Event of Default, or that the holder of any Note has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement or that any Person has given any notice to the Company or any Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in section 11(f), an Officers' Certificate describing the same and the period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto;

     (i) promptly upon any principal officer of the Company or any other officer of the Company involved in its financial administration obtaining knowledge of the occurrence of any (i) "reportable event", as such term is defined in section 4043 of ERISA, or (ii) "prohibited transaction", as such term is defined in section 4975 of the Code, in connection with any Plan or any trust created thereunder, (iii) "accumulated funding deficiency" (within the meaning of Section 412(a) of the Code) has been incurred with respect to a Plan, (iv) Plan having been terminated, reorganized or declared insolvent under Title IV of ERISA, (v) Plan having an unfunded current liability giving rise to a lien under ERISA or the Code, (vi) proceeding having been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, (vii) liability which will or may be incurred by the Company or any Related Person under Section 4062, 4063, 4064 or 4975 of the Code or Section 409 or 502(i) of ERISA, a written notice specifying the nature thereof, what action the Company has taken, is taking and proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto, provided that such written notice need be given (A) with respect to the occurrence of any "reportable event" as to which the PBGC has waived the 30-day reporting requirement, only at the time notice is given to the PBGC, and (B) with respect to the occurrences described in clauses (iii), (iv), (v), (vi) and (vii), only if such occurrences would have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

20

     (j) with reasonable promptness, such other financial reports and information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested;

     (k) promptly upon any principal officer of the Company obtaining knowledge of any action or proceeding which has been commenced or threatened against the Company or any Subsidiary and which, if adversely determined, would have a material adverse effect on the Company and its Subsidiaries, taken as a whole, a written notice specifying the nature thereof and what action the Company has taken, is taking and proposes to take with respect thereto; and

     (l) promptly upon any principal officer of the Company obtaining knowledge of any dispute which may exist between the Company or any Subsidiary and any governmental authority which may have a material adverse effect on the Company and its Subsidiaries, taken as a whole, a written notice specifying the nature thereof and what action the Company has taken, is taking and proposes to take with respect thereto.

          7.2. Rule 144A. The Company agrees that, if at any time it is not subject either to Section 13 or to Section 15(d) of the Exchange Act, it will furnish to any holder of Notes or Warrants or to a prospective purchaser of any Note or Warrant designated by such a holder, upon the request of such holder or such prospective purchaser, on or prior to the date such Note or Warrant is to be sold to such prospective purchaser, subject to a confidentiality undertaking by such prospective purchaser, the following information (which shall be reasonably current in relation to the date of such sale under this paragraph); a very brief statement of the nature of the business of the Company and the products and services it offers; and the Company's most recent audited consolidated balance sheets and profit and loss and retained earnings statement, and similar financial statements for the two preceding fiscal years.

          7.3. Board Observation Rights. Two authorized representatives of AMI-PESI and one authorized representative of Bridge East shall be entitled to attend each meeting of the Board. The Company will deliver to each Person entitled to attend meetings of the Board (a) at least five Business Days' notice of each regular meeting of the Board and such notice as is given to directors of each special or emergency meeting of the Board, in each case to enable such Person to attend such meeting, (b) all information given to the directors of the Company at or prior to

21

each such meeting and (c) as promptly as practicable after each such meeting, copies of the minutes of such meeting.

          8. Inspection; Confidentiality.

          8.1. Inspection. The Company will permit any authorized representatives designated by each Purchaser, so long as it shall be entitled to purchase Notes under this Agreement or it or its nominee shall be the holder of any Notes, or by any other holder of any Notes, without expense to the Company, to visit and inspect any of the properties of the Company or any of its Subsidiaries, including its and their books of account, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all at such reasonable times and as often as may be reasonably requested; provided that prior thereto said representative if requested by the Company shall agree in writing to the bound by the terms of section 8.2 below.

          8.2. Confidentiality. Each Purchaser agrees that it will not disclose, and will cause its representatives who attend Board meetings pursuant to section 7.3 to agree in writing not to disclose, without the prior consent of the Company (other than to its employees, officers, directors, advisors, auditors or counsel in the ordinary course of performing their respective duties on behalf of such Purchaser, or to another holder of the Notes, who in each case, prior to such disclosure, agreed in writing to be bound by the terms of this section 8.2) any information with respect to the Company or any Subsidiary which is furnished pursuant to section 7 or this section 8, provided that each Purchaser may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Purchaser, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to the extent that such Purchaser believes it appropriate in order to comply with any law, order, regulation or ruling applicable to it or (e) to the prospective transferee in connection with any contemplated transfer of any of the Notes by such Purchaser; provided that, in the case of any disclosure proposed to be made under the foregoing clause (c) or (d), the Purchaser will use its best efforts to give the Company five Business Days prior notice of such proposed disclosure and to afford to the Company the opportunity to contest the relevant requirements of law.

22

          9. Prepayment of Notes.

          9.1. Optional Prepayments with Premium. The Company may, at its option, upon notice as provided in section 9.4, prepay at any time all, or from time to time any part (in an amount of at least $500,000 in the aggregate or an integral multiple of $1,000 in excess thereof, or such lesser amount as may then be outstanding) of, the Notes at the principal amount so prepaid, plus the premium determined in accordance with 9.3.

          9.2. Contingent Prepayments. In the event (a) of the occurrence of a Change of Control or (b) Dr. Louis F. Centofanti ceases for any reason to be President and Chief Executive Officer of the Company, the Company shall give prompt written notice thereof to each holder of the Notes, by facsimile transmission or registered mail (and shall confirm such notice by prompt telephonic advice to an investment officer of each such holder), which notice shall contain a written, irrevocable offer by the Company to prepay, on a date specified in such notice (which date shall be not less than 30 days and not more than 90 days after the date of such notice), the Notes held by such holder in full (and not in part). Upon the acceptance of such offer by such holder mailed to the Company at least 10 days prior to the date of prepayment specified in the Company's offer, such prepayment shall be made at the principal amount of the Notes so prepaid, plus (i) all accrued and unpaid interest due thereon and (ii) if the offer of prepayment is made pursuant to clause (a) above, the premium determined in accordance with section 9.3. Any offer by the Company to prepay the Notes pursuant to this section 9.2 shall be accompanied by an Officers' Certificate certifying that the conditions of this section 9.2 have been fulfilled and specifying the particulars of such fulfillment. If the holder of any Notes shall accept such offer, the principal amount of such Notes shall become due and payable on the date specified in such offer. In the event that there shall have been a partial prepayment of the Notes under this section 9.2, the Company shall promptly give notice to the holders of the Notes, accompanied by an Officers' Certificate setting forth the principal amount of each of the Notes that was prepaid and specifying how each such amount was determined.

          9.3. Premium Table. For the purposes of sections 9.1, 9.2 and 11, whenever a premium is required to be paid upon prepayment of any Note, the applicable premium shall be determined in accordance with the following table, depending upon the period in which the date fixed for such prepayment occurs:

23

           12-Month Period
          Commencing July 31,               Premium

                                            2001                       13.500%
                                           2002                       13.500%
                 2003                        6.750%
                 2004                        3.375%
                 Thereafter                  none

          9.4. Notice of Optional Prepayments; Officers' Certificate. The Company will give each holder of any Notes written notice of each optional prepayment under section 9.1 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment, in each case specifying such date, the aggregate principal amount of the Notes to be prepaid, the principal amount of each Note held by such holder to be prepaid, and the premium, if any, applicable to such prepayment. Such notice shall be accompanied by an Officers' Certificate certifying that the conditions of such section have been fulfilled and specifying the particulars of such fulfillment.

          9.5. Allocation of Partial Prepayments. In the case of each partial prepayment paid or to be prepaid (except a prepayment pursuant to section 9.2 of the Notes held by some but not all holders), the principal amount of the Notes to be prepaid shall be allocated (in integral multiples of $1,000) among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion.

          9.6. Maturity; Surrender, etc. In the case of each prepayment, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable premium, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and premium, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

          9.7. Acquisition of Notes. The Company will not, and will not permit any Subsidiary or Affiliate to, purchase, redeem or otherwise acquire any Note except upon the payment or

24

prepayment thereof in accordance with the terms of this Agreement and such Note.

           10. Business and Financial Covenants. The Company covenants that from the date of this Agreement through the Closing and thereafter so long as any of the Notes are outstanding:

           10.1. Financial Covenants. (a) Minimum Tangible Adjusted Net Worth (a) The Company and its Subsidiaries shall maintain at all times Tangible Adjusted Net Worth in an amount not less than $12,750,000 for the fiscal quarter ending September 30, 2001, $13,600,000 for the fiscal quarter ending December 31, 2001, $14,875,000 for the fiscal quarter ending March 31, 2002, and $15,725,000 at all times thereafter.

           (b) Fixed Charge Coverage Ratio. The Company and its Subsidiaries shall maintain at all times a Fixed Charge Coverage Ratio, calculated on a trailing four quarters basis, of not less than: .935 to 1.0 for the fiscal quarter ending September 30, 2001, 1.02 to 1.0 for the fiscal quarter ending December 31, 2001 and 1.0625 to 1.0 for all fiscal quarters thereafter.

           (c) Limitation on Capital Expenditures. The Company shall not, and shall not permit any of its Subsidiaries to, contract for, purchase or make any expenditure or commitments for fixed or capital assets (including Capitalized Leases) in any fiscal year commencing with the fiscal year ending December 31, 2001 in an aggregate amount for itself and its Subsidiaries in excess of: (i) in the case of Unfinanced Capital Expenditures, the sum of (x) $2,000,000 plus (y) one-half of the amount of the cash proceeds of issuances of subordinated debt or equity used to pay obligations to Capital Bank not in excess of $3,750,000, provided that during such fiscal year such proceeds are received, plus (z) the second-half of such amount of cash proceeds of issuances of subordinated debt or equity used to pay obligations to Capital Bank in any fiscal year succeeding a fiscal year when such proceeds were received, and (ii) in the case of all capital expenditures (whether financed or unfinanced), the sum of (i) the amount available under the Investment Basket or the amount of capital expenditures financed by capital lessors and (ii) the amount set forth in clause (a) above.

          10.2. Debt. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume,

25

guarantee, or otherwise become or remain directly or indirectly liable with respect to, any Debt, except that:

     (a) the Company may become and remain liable with respect to the Debt evidenced by the Notes;

     (b) the Company and its Subsidiaries may become and remain liable with respect to Debt outstanding pursuant to the Credit Agreement in an aggregate outstanding principal amount not to exceed at any time of determination $7,000,000 under the term loan portion and $15,000,000 under the revolving credit portion;

     (c) the Company and its Subsidiaries may become and remain liable with respect to Debt incurred to refund the Debt outstanding under the Credit Agreement or any previous refunding thereof (any such Debt being referred to as "Refunding Debt") if (i) the principal amount of such Refunding Debt does not exceed the principal amount of the Debt being refunded, (ii) the weighted average life to maturity of such Refunding Debt is not shorter than that of the Debt being refunded, and (iii) the rate or rates of interest applicable to such Refunding Debt does not exceed by more than 2% the interest rate or rates permitted to be charged under the Credit Agreement as in effect on the date hereof;

     (d) the Subsidiaries of the Company may become and remain liable with respect to Guaranties of the Debt permitted to be outstanding under the foregoing paragraphs (a), (b) and (c);

     (e) the Company may remain liable with respect to the Debt outstanding under the Junior Loan Agreements;

     (f) certain Subsidiaries may remain liable with respect to Debt outstanding on the date of this Agreement under certain settlement agreements with the Internal Revenue Service in an aggregate amount not to exceed $4,800,000;

     (g) the Company and its Subsidiaries may remain liable with respect Debt outstanding on the date of this Agreement and referred to in Schedule 5.7;

     (h) the Company and any Subsidiary may become and remain liable with respect to Debt owing to the Company or another Subsidiary; and

26

     (i) the Company may become and remain liable with respect to Debt in addition to that otherwise permitted by the foregoing provisions of this section 10.2, including Debt incurred to finance capital expenditures and Debt in respect of Capitalized Leases, so long as the aggregate principal amount of such additional Debt and Debt outstanding under the foregoing paragraphs (b), (c) and (g) (without duplication) shall not exceed at any time of determination $30,000,000.

For the purposes of this section 10.2, any Person becoming a Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Debt at the time it becomes a Subsidiary, and any Person extending, renewing or refunding any Debt shall be deemed to have incurred such Debt at the time of such extension, renewal or refunding.

          10.3. Liens, etc. The Company will not, and will not permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Company or any Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, except:

     (a) Liens for taxes, assessments, environmental investigations and remediation costs or other governmental charges the payment of which is not at the time required by section 10.10;

     (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by section 10.10;

     (c) Liens (other than any Lien imposed by ERISA or the Code in connection with a Plan) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

27

     (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

     (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any Subsidiary;

     (f) Liens incurred to secure the Debt of the Company (other than Debt which by its terms is subordinate in right of payment to any other Debt of the Company) outstanding in compliance with paragraphs (b), (c), (d) and (i) of section 10.2;

     (g) Liens existing on the date of this Agreement and securing the Debt of the Company and its Subsidiaries referred to in Schedule 5.7.

For the purposes of this section 10.3, any Person becoming a Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Subsidiary, and any Person extending, renewing or refunding any Debt secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

           10.4. Investments, Guaranties, etc. The Company will not, and will not permit any Subsidiary to, directly or indirectly make or own any Investment in any Person, or create or become or be liable with respect to any Guaranty, except:

      (a) the Company and its Subsidiaries may make and own Investments in

     (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof maturing within one year from the date of acquisition thereof,

     (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at any date of determination the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.,

28

     (iii) commercial paper maturing no more than 270 days from the date of creation thereof and having as at any date of determination the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.,

     (iv) certificates of deposit maturing within one year from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia, each having as at any date of determination combined capital and surplus of not less than $300,000,000 ("Permitted Banks") or a foreign branch thereof,

     (v) bankers' acceptances eligible for rediscount under requirements of The Board of Governors of the Federal Reserve System and accepted by Permitted Banks,

     (vi) obligations of the type described in clauses (i) through (iv) above purchased from a securities dealer designated as a "primary dealer" by the Federal Reserve Bank of New York or a Permitted Bank as counterparty pursuant to a repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the Company and its Subsidiaries by a custodian which is a Permitted Bank and which is not the counterparty to the repurchase agreement in question, and

    (vii) the securities of any investment company registered under the Investment Company Act of 1940 which is a "money market fund" within the meaning of regulations of the Securities and Exchange Commission, or an interest in a pooled fund maintained by a Permitted Bank having comparable investment restrictions;

     (b) the Company and its Subsidiaries may make and own Investments in any Subsidiary or any Person which simultaneously therewith becomes a Subsidiary, if such Subsidiary or such Person is a corporation organized under

29

the laws of the United States or any state thereof or the District of Columbia or Canada and substantially all of whose assets are located and substantially all of whose business is conducted within the United States and Canada;

     (c) the Company and its Subsidiaries may continue to own their respective Investments in Persons listed on Schedule 10.4;

     (d) the Company's Subsidiaries may become and remain liable with respect to Guaranties of the Notes set forth in the Guaranty Agreement;

     (e) the Company's Subsidiaries may become and remain liable with respect to Guaranties of Debt of the Company outstanding under paragraphs (b), (c), (d), (f) and (g) of section 10.2; and

     (f) the Company and its Subsidiaries may make and own Investments not otherwise permitted under this section 10.4 in an aggregate amount not to exceed $100,000.

Notwithstanding the foregoing, no Guaranty shall be permitted by this section 10.4 unless either the maximum dollar amount of the obligation being guaranteed is readily ascertainable by the terms of such obligation or the agreement or instrument evidencing such Guaranty specifically limits the dollar amount of the maximum exposure of the guarantor thereunder.

      10.5. Restricted Payments. The Company will not, and will not permit its Subsidiaries to, declare, order, pay, make or set apart any sum or property for any Restricted Payment, except that the Company may make payments in respect of regularly scheduled dividends on the Series 17 Preferred Stock if, immediately after giving effect to such payment, no condition or event shall exist which constitutes an Event of Default or Potential Event of Default.

      10.6. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, directly or indirectly, engage in any transaction (or series of related transactions) material to the Company and its Subsidiaries, taken as a whole, (including, without limitation, the purchase, sale or exchange of assets or the rendering of any service) with any Affiliate of the Company, except as otherwise permitted by this Agreement and pursuant to the reasonable requirements of the Company's or such

30

Subsidiary's business and upon fair and reasonable terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained, in the good faith judgment of the Company, in an arm's length transaction at the time from Persons which are not such an Affiliate.

          10.7. Consolidation, Merger, Sale of Assets, etc. The Company will not, and will not permit any Subsidiary to, directly or indirectly:

     (a) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, except that:

     (i) any Subsidiary may consolidate with or merge into the Company or a Subsidiary if the Company or such Subsidiary, as the case may be, shall be the surviving corporation and if, immediately after giving effect to such transaction, no condition or event shall exist which constitutes an Event of Default or Potential Event of Default;

     (ii) any corporation (other than a Subsidiary) may consolidate with or merge into the Company if the Company shall be the surviving corporation and if, immediately after giving effect to such transaction, (x) no condition or event shall exist which constitutes an Event of Default or Potential Event of Default, and (y) substantially all of the assets of the Company shall be located and substantially all of its business shall be conducted within the United States and Canada; and

    (iii) the Company may consolidate with or merge into any other corporation if (x) the surviving corporation is a corporation organized and existing under the laws of the United States of America or a state thereof or Canada, with substantially all of its assets located and substantially all of its business conducted within the United States and Canada, (y) such corporation expressly assumes, by an agreement reasonably satisfactory to each of the Purchasers, the obligations of the Company under this Agreement and under the Notes, and (z) immediately after giving effect to such transaction (and such assumption) (A) such corporation shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement on the date of such transaction, and (B) no condition or event shall exist which constitutes an Event of Default or a Potential Event of Default; or

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     (b) sell, lease, abandon or otherwise dispose of all or substantially all its assets, except that:

     (i) any Subsidiary may sell, lease or otherwise dispose of all or substantially all its assets to the Company or a Subsidiary;

     (ii) the Company may sell, lease or otherwise dispose of all or substantially all its assets to any corporation into which the Company could be consolidated or merged in compliance with subdivision (a)(iii) of this section 10.7, provided that (x) each of the conditions set forth in such subdivision (a)(iii) shall have been fulfilled, and (y) no such disposition shall relieve the Company from its obligations under this Agreement or the Notes; or

     (c) sell, lease, abandon or otherwise dispose of any of its assets (except in a transaction permitted by subdivision (b) of this section 10.7), except that the Company and its Subsidiaries may dispose of obsolete or damaged equipment.

           10.8. Subsidiary Stock and Indebtedness. The Company will not, and will not permit any Subsidiary to:

     (a) directly or indirectly sell, assign, pledge or otherwise dispose of any Debt of or any shares of stock of (or warrants, rights or options to acquire stock of) any Subsidiary, except to a Subsidiary or as directors' qualifying shares if required by applicable law;

     (b) permit any Subsidiary directly or indirectly to sell, assign, pledge or otherwise dispose of any Debt of the Company or any other Subsidiary, or any shares of stock of (or warrants, rights or options to acquire stock of) any other Subsidiary, except to the Company or a Wholly-Owned Subsidiary or as directors' qualifying shares if required by applicable law;

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     (c) permit any Subsidiary to have outstanding any shares of Preferred Stock other than the Series B Preferred Stock, no par value per share, of M&EC outstanding on the date hereof and shares of Preferred Stock which are owned by the Company or a Subsidiary; or

     (d) permit any Subsidiary directly or indirectly to issue or sell (including, without limitation, in connection with a merger or consolidation of a Subsidiary otherwise permitted by section 10.7(a)) any shares of its stock (or warrants, rights or options to acquire its stock) except to the Company or a Subsidiary or as directors' qualifying shares if required by applicable law, except as permitted in section 10.7.

          10.9. Corporate Existence, etc.; Business. The Company will at all times preserve and keep in full force and effect its corporate existence, and rights and franchises deemed material to its business, and those of each of its Subsidiaries, except as otherwise specifically permitted by section 10.7 and except that the corporate existence of any Subsidiary may be terminated if, in the good faith judgment of the Board, such termination is in the best interest of the Company and is not disadvantageous to the holders of the Notes. The Company will not, and will not permit any Subsidiary to: (a) engage in any business other than (i) the treatment, storage, processing and disposal of hazardous, non-hazardous, low-level radioactive and mixed (low-level radioactive and hazardous waste) wastes, (ii) the offering of industrial waste and wastewater management services, (iii) the performance of various environmental consulting and engineering services, (iv) conducting research and development with respect to the activities described in clauses (i) through (iii), and other activities incidental or related to such business; or (b) conduct the activities described in (a)(i) through (iv) in contravention of Environmental Laws or the terms and conditions of any permits, approvals, authorizations or consent decrees required by or entered into pursuant to Environmental Laws, except where such contravention would not be material to the Company and its Subsidiaries, taken as a whole.

          10.10. Payment of Taxes and Claims. The Company will, and will cause each Subsidiary to, pay all taxes, assessments, environmental investigations and remediation costs and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or

33

profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its properties or assets, provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor.

          10.11. Compliance with ERISA. Except as otherwise provided in Schedule 5.20, the Company will not, and will not permit any Subsidiary to,

     (a) engage in any transaction in connection with which the Company or any Subsidiary could be subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, terminate or withdraw from any Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of operations within the meaning of section 4062(f) of ERISA), which could result in any liability of the Company or any Subsidiary to the PBGC, to a trust established pursuant to section 4041(c)(3)(B)(ii) or (iii) or 4042(i) of ERISA, or to a trustee appointed under section 4042(b) or (c) of ERISA, incur any liability to the PBGC on account of a termination of a Plan under section 4064 of ERISA, fail to make full payment when due of all amounts which, under the provisions of any Plan, the Company or any Subsidiary is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer Plan), if, in any such case, such penalty or tax or such liability, or the failure to make such payment, or the existence of such deficiency, as the case may be, could have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

     (b) permit the present value of all vested accrued benefits under all Plans maintained at such time by the Company and any Subsidiary (other than Multiemployer Plans) guaranteed under Title IV of ERISA to exceed the current value of the assets of such Plans allocable to such vested accrued benefits by more than $100,000;

34

     (c) permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Company and its Subsidiaries to exceed $100,000; or

     (d) permit the sum of (i) the amount by which the current value of all vested accrued benefits referred to in subdivision (b) of this section 10.11 exceeds the current value of the assets referred to in such subdivision (b) and (ii) the amount of the aggregate incurred withdrawal liability referred to in subdivision (c) of this section 10.11 to exceed $100,000.

For the purposes of subdivisions (c) and (d) of this section 10.11, the amount of the withdrawal liability of the Company and its Subsidiaries at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof as to which the Company reasonably believes, after appropriate consideration of possible adjustments arising under sections 4219 and 4221 of ERISA, it and its Subsidiaries will have no liability, provided that the Company shall obtain prompt written advice from independent actuarial consultants supporting such determination.

          10.12. Maintenance of Properties; Insurance. The Company will maintain or cause to be maintained in good repair, working order and condition (including, without limitation, the prompt investigation and remediation of releases or threatened releases of Hazardous Substances) all properties used or useful in the business of the Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, ordinary wear and tear excepted. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Such insurance may be subject to co-insurance, deductibility or similar clauses which, in effect, result in self-insurance of certain losses, provided that such self-insurance is in accord with the approved practices of corporations similarly situated and adequate insurance reserves are maintained in connection with such self-insurance.

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          10.13. Additional Guaranties. The Company shall cause any Person that hereafter becomes a Subsidiary of the Company to execute and deliver to the holders of the Notes a Guaranty Agreement with respect to the obligations of the Company hereunder and under the Notes, substantially in the form of Exhibit D, with such changes to such form as may be appropriate to reflect the identity and circumstances of the guarantor.

          10.14. Junior Loan Agreements; Credit Agreement. The Company will not enter into any amendment or modification of any of the Junior Loan Agreements which increases the principal amount thereof, increases the interest rate or rates or the fees and charges applicable thereto, shortens the final maturity or the maturity of any prepayment of any of the loans thereunder, amends or modifies the subordination terms thereof or the events of default or remedies granted to the holder upon breach or default thereof, or amends or modifies the covenants such that, after giving effect to such amendment or modification, the covenants in any of such Junior Loan Agreements, taken as a whole, would be materially more restrictive to the Company. The Company will promptly deliver to each holder of the Notes a copy of each amendment to the Credit Agreement, each amendment of any of the Junior Loan Agreements and each agreement or instrument evidencing any other Debt of the Company entered into after the Closing Date.

           11. Events of Default; Acceleration. If any of the following conditions or events ("Events of Default") shall occur and be continuing:

     (a) if the Company shall default in the payment of any principal of or premium, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

     (b) if the Company shall default in the payment of any interest on any Note for more than five days after the same becomes due and payable; or

     (c) if the Company shall default in the performance of or compliance with any term contained in sections 10.1 through 10.8, inclusive; or

     (d) if the Company shall default in the performance of or compliance with any term contained in this Agreement other than those referred to above in this section 11 and

36

such default shall not have been remedied within 30 days after such failure shall first have become known to any officer of the Company or written notice thereof shall have been received by the Company from any holder of any Note; or

     (e) if any representation or warranty made in writing by or on behalf of the Company in this Agreement or in any instrument furnished in compliance with this Agreement shall prove to have been false or incorrect in any material respect on the date as of which made; or

     (f) if the Company or any Subsidiary shall default (as principal or guarantor or other surety) in the payment of any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $1,000,000 (other than the Notes), or if any event shall occur or condition shall exist in respect of any such Debt which is outstanding in a principal amount of at least $1,000,000 or under any evidence of any such Debt or of any mortgage, indenture or other agreement relating thereto, and as a result of such default, event or condition the holder or holders of such Debt shall have caused the acceleration of the payment of such Debt before its regularly scheduled dates of payment; or

     (g) if any Guaranty Agreement shall be unenforceable or shall cease to be in full force and effect as to any Subsidiary; or

     (h) if a final judgment or judgments shall be rendered against the Company or any Subsidiary for the payment of money in excess of $250,000 (in excess of insurance coverage) in the aggregate and any one of such judgments shall not be discharged or execution thereon stayed pending appeal, within 60 days after entry thereof, or, in the event of such a stay, such judgment shall not be discharged within 60 days after such stay expires; or

     (i) if the Company or any material Subsidiary shall (i) admit in writing its inability, generally, to pay its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a

37

custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) be adjudicated insolvent or (vi) take corporate action for the purpose of any of the foregoing; or

     (j) if a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Company or any material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any material Subsidiary, or if any petition for any such relief shall be filed against the Company or a material Subsidiary and such petition shall not be dismissed within 60 days;

then, (x) upon the occurrence of any Event of Default described in subdivision (i) or (j) of this section 11 with respect to the Company (other than such an Event of Default described in clause (i) of subdivision (i) or described in clause (vi) of subdivision (i) by virtue of the reference in such clause (vi) to such clause (i)), the unpaid principal amount of and accrued interest on the Notes shall automatically become due and payable or (y) upon the occurrence of any other Event of Default, any holder or holders of more than 66 2/3% in principal amount of the Notes at the time outstanding (subject to section 15.4) may at any time (unless all defaults shall theretofore have been remedied) at its or their option, by written notice or notices to the Company, declare all the Notes to be due and payable, whereupon the Notes shall forthwith mature and become due and payable, together with interest accrued thereon; and, in the case of any Event of Default described in this section 11, there shall also be due and payable, to the extent permitted by applicable law, a premium as set forth in section 9.3, all without presentment, demand, protest or notice, which are hereby waived; provided that during the existence of an Event of Default described in subdivision (a) or (b) of this section 11, then, irrespective of whether the holder or holders of more than 50% in principal amount of Notes then outstanding shall have declared all the Notes to be due and payable pursuant to this section 11, any holder of the Notes may, at its option, by notice in writing to the Company, declare the Notes then held by such holder to be due and payable, whereupon the Notes then held by such holder shall forthwith mature and

38

become due and payable, together with interest accrued thereon and, to the extent permitted by applicable law, a premium as set forth in section 9.3, without presentment, demand, protest or notice, all of which are hereby waived.

           12. Remedies on Default, etc. In case any one or more Events of Default or Potential Events of Default shall occur and be continuing, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in such Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any principal of or premium, if any, or interest on any Note, the Company will pay to the holder thereof such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

          13. Subordination of Subordinated Notes. The indebtedness evidenced by the Notes is subordinated to the prior payment in full of the "Obligations" (as defined in the Senior Subordination Agreement) pursuant to, and to the extent provided in, the Senior Subordination Agreement.

          14. Definitions. As used herein the following terms have the following respective meanings:

          Affiliate: any Person directly or indirectly controlling or controlled by or under common control with the Company or any Subsidiary, including (without limitation) any Person beneficially owning or holding 15% or more of any class of voting securities of the Company or any Subsidiary or any other corporation of which the Company or any Subsidiary owns or holds 15% or more of any class of voting securities, provided that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or

39

indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and provided, further, that neither the Purchasers nor any other Person which is an institution shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of ownership of the Notes or other securities issued in exchange for the Notes or by reason of having the benefits of any agreements or covenants of the Company contained in this Agreement.

          AMI: Associated Mezzanine Investors, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

          AMI-PESI: Associated Mezzanine Investors-PESI (I), L.P., a limited partnership organized and existing under the laws of the State of Delaware.

          Board: the Board of Directors of the Company or a committee of three or more directors lawfully exercising the relevant powers of the Board.

          Bridge East: Bridge East Capital, L.P., a limited partnership organized and existing under the laws of the Cayman Islands.

          Business Day: any day except a Saturday, a Sunday or other day on which commercial banks in New York City are required or authorized by law to be closed.

          Capital Bank: Capital Bank-Grave Gruppe AG, a financial institution organized and existing under the laws of Austria and formerly know as RBB Bank Aktiengesellschaft.

          Capitalized Lease: any lease of Property that in accordance with generally accepted accounting principles should be capitalized on the balance sheet of the lessee thereunder.

          CERCLA: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

          Change of Control: (a) the acquisition by any Person or "group" (within the meaning of Section 13(d) of the Exchange Act (hereinafter a "Group")), other than Capital Bank, together with any Affiliates thereof, of in excess of 30% of the Voting Stock of the Company, or (b) the success by any Person or Group, including Capital Bank, together with any Affiliates thereof, in causing its

40

or their nominees to be elected to the Board such that its or their nominees, together with any director remaining on the Board who is an Affiliate or Related Person of such Person or Group, shall constitute 50% or more of the Board.

          Code: the Internal Revenue Code of 1986, as amended from time to time.

          Common Stock: the meaning specified in section 1.

          Credit Agreement: the Revolving Credit, Term Loan and Security Agreement, dated December 22, 2000, entered into by the Company, the Lenders named therein, and PNC, as Agent for the Lenders, pursuant to which the Company obtained a term loan of $7,000,000 and a revolving line of credit of up to $15,000,000, as amended from time to time.

          Debt: as applied to any Person (without duplication):

      (a) any indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed; and

      (b) any indebtedness secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness; and

     (c) any indebtedness with respect to which such Person has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or business acquired by such Person, whether by purchase, consolidation, merger or otherwise (excluding accounts payable incurred in the ordinary course of business); and

     (d) any indebtedness of any other Person of the character referred to in subdivision (a), (b) or (c) of this definition with respect to which the Person whose Debt is being determined has become liable by way of a Guaranty.

          Disclosure Documents: collectively, the Private Placement Memorandum and the Equity Offering Memorandum, in each case as may be updated by the information contained in the quarterly, annual and current reports filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

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          Earnings Before Interest and Taxes: for any period, the sum of (a) net income (or loss) of the Company on a consolidated basis for such period (excluding extraordinary gains and losses), plus (b) all interest expense of the Company on a consolidated basis for such period, plus (c) all charges against income of the Company on a consolidated basis for such period for federal, state and local income taxes actually paid.

          EBITDA: for any period, the sum of (a) Earnings Before Interest and Taxes for such period, plus (b) depreciation expenses of the Company on a consolidated basis for such period, plus (c) amortization expenses of the Company on a consolidated basis for such period.

          Environmental Complaints: any notice of violation or request for information or notification that the Company or any of its Subsidiaries is potentially responsible for investigation or cleanup of environmental conditions at any real property owned or leased by the Company or any of its Subsidiaries or demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting such real property or any interest therein of the Company or any of its Subsidiaries.

          Environmental Laws: (a) all federal, state and local environmental, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment, health and safety and/or governing the use, storage, treatment, recycling, generation, transportation, processing, handling, production or disposal of Hazardous Substances, (b) the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto, and (c) any common law or equitable doctrine that may impose material liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substances.

          Equity Offering Memorandum: the Confidential Private Placement Memorandum, dated April 6, 2001, prepared by the Company in connection with the offer and sale by the Company of units consisting of shares of Common Stock and warrants, as amended by Amendment No. 1 thereto dated June 15, 2001.

          ERISA: the Employee Retirement Income Security Act of 1974, as amended from time to time.

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          Exchange Act: the Securities Exchange Act of 1934, as amended from time to time.

          Event of Default: the meaning specified in section 11.

          Fixed Charge Coverage Ratio: with respect to any fiscal period, the ratio of (a) EBITDA to (b) the sum (without duplication) of (i) all Senior Debt Payments, Subordinated Debt Payments and dividends paid on Preferred Stock of the Company during such period, plus (ii) Unfinanced Capital Expenditures made during such period, plus (iii) federal, state and local income taxes actually paid during such period.

          Guaranty: as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guaranty shall be equal to the outstanding principal amount of the obligation guaranteed.

          Guaranty Agreement: the Guaranty Agreement, dated as of July 31, 2001, executed and delivered by the Subsidiaries of the Company, substantially in the form of Exhibit D, as may be amended from time to time.

          Hazardous Discharge: any Release or threat of Release of a reportable quantity of any Hazardous Substance at any of the real property owned or leased by the Company and its Subsidiaries.

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          Hazardous Substances: means (a) any flammable explosives, radon, radioactive materials, asbestos, lead-based paint, urea formaldehyde foam insulation, polychlorinated bipheynyls, petroleum and petroleum products or methane, and (b) any product, substance, mixture, material, chemical, compound or waste that has the characteristic of or is defined as a hazardous material, hazardous waste, mixed waste, special waste, or a hazardous or toxic substance under any applicable Environmental Law, including without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), RCRA, the Clean Water Act, as amended (33 U.S.C. Sections 1251, et seq.), the Clean Air Act, as amended (42 U.S.C. Sections 7401, et seq.), the Toxic Substance Control Act, as amended (15 U.S.C. Sections 2601, et seq.) and the Atomic Energy Act, as amended (42 U.S.C. Section 2011, et seq.).

         Investment: as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by such Person to any other Person, including all Debt and accounts receivable from such other Person which are not current assets or did not arise from sales to such other Person in the ordinary course of business. In computing the amount involved in any Investment at the time outstanding, (a) undistributed earnings of, and interest accrued in respect of Debt owing by, such other Person accrued after the date of such Investment shall not be included, (b) there shall not be deducted from the amounts invested in such other Person any amounts received as earnings (in the form of dividends, interest or otherwise) on such Investment or as loans from such other Person, and (c) unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of Investments in such other Person shall be disregarded.

          Investment Basket: the cumulative "Investment Basket" account balance maintained by the Company pursuant to the requirements of the Credit Agreement as in effect on the date hereof.

          Junior Subordinated Lenders: the Ann L. Sullivan Living Trust dated September 6, 1978; and the Thomas P. Sullivan Living Trust dated September 6, 1978.

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          Junior Loan Agreements: the Promissory Note, dated May 28, 1999, by the Company to the Ann L. Sullivan Living Trust dated September 6, 1978 in the principal amount of $1,230,000; the Promissory Note, dated May 28, 1999, by the Company to the Ann L. Sullivan Living Trust dated September 6, 1978 in the principal amount of $1,970,000; and the Promissory Note, dated May 28, 1999, by the Company to the Thomas P. Sullivan Living Trust dated September 6, 1978 in the principal amount of $1,500,000; and the related guarantees and subordination agreements.

          Junior Subordination Agreements: the Subordination Agreements, dated as of July 31, 2001, executed and delivered by the Company, the Junior Subordinated Lenders, and each of AMI-PESI and Bridge East, respectively, substantially in the form of Exhibit F, as may be amended from time to time.

          Lien: as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capitalized Lease with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement.

          M&EC: East Tennessee Materials and Energy Corporation, a corporation organized and existing under the laws of the State of Tennessee.

           Multiemployer Plan: any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

           Officers' Certificate: a certificate executed on behalf of the Company by the Chairman of the Board of Directors (if an officer) or its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers.

           Operative Agreements: the Warrants, the Guaranty Agreement, the Option Agreement and the Registration Rights Agreement.

          Option Agreement: the Option Agreement, dated as of July 31, 2001, between the Company and the Purchasers, substantially in the form of Exhibit G.

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          Option Plans: the Company's 1991 Performance Equity Plan, 1992 Outside Directors' Stock Option Plan, 1993 Non-Qualified Stock Option Plan, 1996 Employee Stock Purchase Plan, as each may be amended from time to time, providing for the grant to employees and directors of the Company and its Subsidiaries from time to time of options to purchase shares of Common Stock.

          PBGC: the Pension Benefit Guaranty Corporation or any governmental authority succeeding to any of its functions.

          Person: a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

          Plan: an "employee pension benefit plan" (as defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any of its Related Persons, or an employee pension benefit plan as to which the Company or any of its Related Persons would be treated as a contributory sponsor under section 4069 of ERISA if it were to be terminated.

          PNC: PNC Bank, National Association.

          Potential Event of Default: any condition or event which, with notice or lapse of time or both, would become an Event of Default.

          Preferred Stock: as applied to any corporation, shares of such corporation which shall be entitled to preference or priority over any other shares of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation or both.

          Private Placement Memorandum: the Confidential Private Placement Memorandum, dated October, 2000, prepared by Ryan, Beck & Co. and Larkspur Capital Corporation for use in connection with the Company's private placement of the Notes and Warrants.

          Property: with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal, or mixed, tangible or intangible.

          Public Offering: an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

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          Purchasers: collectively, AMI-PESI and Bridge East.

          RCRA: the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as the same may be amended from time to time.

          Registration Rights Agreement: the Registration Rights Agreement, dated as of July 31, 2001, executed and delivered by the Company, AMI-PESI and Bridge East, substantially in the form of Exhibit E, as may be amended from time to time.

          Related Person: any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in section 414(b) or (c) of the Code.

          Releases: the meaning specified in section 5.17.

          Restricted Payment: (a) any declaration or payment of any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of the Company, now or hereafter outstanding, except a dividend payable solely in shares of stock of the Company; (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of capital stock of the Company now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists of shares of stock of the Company; and (c) any payment of or on account of any principal or premium on any subordinated Debt now or hereafter outstanding or any redemption, retirement, purchase or other acquisition of any subordinated Debt (except for any required prepayment or mandatory installment or final payment at maturity pursuant to the provisions thereof).

          Securities Act: the Securities Act of 1933, as amended from time to time.

          Senior Debt Payments: all cash actually expended by the Company or any of its Subsidiaries to make (a) interest payments on loans outstanding from time to time under the Credit Agreement, (b) scheduled principal payments of the term loan portion of the loans outstanding under the Credit Agreement, (c) payments for all fees, commissions and charges set forth in the Credit Agreement and with respect to any loans thereunder, (d) payments in respect of Capitalized Leases, and (e) payments with respect to any other

47

indebtedness for borrowed money other than Subordinated Debt Payments.

          Senior Subordination Agreement: the Subordination Agreement, dated as of July 31, 2001, executed and delivered by the Company, AMI-PESI, Bridge East and PNC as Agent for the Lenders under the Credit Agreement, as amended from time to time.

          Subordinated Debt: the meaning specified in section 13.1.

          Subordinated Debt Payments: all cash actually expended to make payments of principal and interest with respect to (a) the Notes and (b) other Debt of the Company and its Subsidiaries which by its terms is subordinated in right of payment to other Debt of the Company and which is outstanding in compliance with section 10.2.

          Subsidiary: any corporation at least 50% (by number of votes) of the Voting Stock of which is at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

          Tangible Adjusted Net Worth: at a particular date, (a) the aggregate amount of all assets of the Company on a consolidated basis, as may be properly classified as such in accordance with generally accepted accounting principles consistently applied excluding such other assets as are properly classified as goodwill assets under such accounting principles, less (b) the aggregate amount of all liabilities of the Company on a consolidated basis. For purposes of this definition, any amounts noted in the Company's books and records for "Acquired Permits" shall not be deemed "goodwill."

          Unfinanced Capital Expenditures: the aggregate amount of capital expenditures minus cash amounts spent for capital expenditures that are deducted from the Investment Basket, provided, however, that in no event shall such amount be less than zero.

          Voting Stock: with reference to any corporation, stock of any class or classes (or equivalent interests), if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency.

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          Warrants: the meaning specified in section 1.

          Wholly-Owned: as applied to any Subsidiary, a Subsidiary all the outstanding shares (other than directors' qualifying shares, if required by law) of every class of stock of which are at the time owned by the Company or by one or more Wholly-Owned Subsidiaries or by the Company and one or more Wholly-Owned Subsidiaries.

          15. Registration, Transfer and Substitution of Notes; Action by Noteholders.

          15.1. Note Register; Ownership of Notes. The Company will keep at its principal office a register in which the Company will provide for the registration of Notes and the registration of transfers of Notes. The Company may treat the Person in whose name any Note is registered on such register as the owner thereof for the purpose of receiving payment of the principal of and the premium, if any, and interest on such Note and for all other purposes, whether or not such Note shall be overdue, and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a "holder" of any Note shall mean the Person in whose name such Note is at the time registered on such register.

          15.2. Transfer and Exchange of Notes. Upon surrender of any Note for registration of transfer or for exchange to the Company at its principal office, the Company at its expense will execute and deliver in exchange therefor a new Note or Notes in denominations of at least $100,000 (except one Note may be issued in a lesser principal amount if the unpaid principal amount of the surrendered Note is not evenly divisible by, or is less than $100,000), as requested by the holder or transferee, which aggregate the unpaid principal amount of such surrendered Note, registered as such holder or transferee may request, dated so that there will be no loss of interest on such surrendered Note and otherwise of like tenor.

          15.3. Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Note held by a Purchaser or another institutional holder or the nominee of such Purchaser or institutional holder, of an indemnity agreement from such Purchaser or such other holder) or, in the case of any such mutilation, upon the surrender of such Note for cancellation to

49

the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Note in the unpaid principal amount of such lost, stolen, destroyed or mutilated Note, dated so that there will be no loss of interest on such Note and otherwise of like tenor. Any Note in lieu of which any such new Note has been so executed and delivered by the Company shall not be deemed to be an outstanding Note for any purpose of this Agreement.

           15.4. Notes held by Company, etc., Deemed Not Outstanding. For the purposes of determining whether the holders of the Notes of the requisite principal amount at the time outstanding have taken any action authorized by this Agreement with respect to the giving of consents or approvals or with respect to acceleration upon an Event of Default, any Notes directly or indirectly owned by the Company or any of its Subsidiaries or Affiliates shall be disregarded and deemed not to be outstanding.

           16. Payments on Notes.

           16.1. Place of Payment. Payments of principal, premium, if any, and interest becoming due and payable on the Notes shall be made at the principal office of Bankers Trust Connecticut, Ltd., unless the Company, by written notice to each holder of any Notes, shall designate the principal office of another bank or trust company as such place of payment, in which case the principal office of such other bank or trust company shall thereafter be such place of payment.

           16.2. Home Office Payment. So long as either Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in section 16.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, premium, if any, and interest by the method and at the address specified for such purpose in Schedule A, or by such other method or at such other address as each Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that any Note paid or prepaid in full shall be surrendered to the Company at its principal office or at the place of payment maintained by the Company pursuant to section 16.1 for cancellation. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to section 15.2. The Company will afford the benefits of this section 16.2 to any institutional investor which is the direct or indirect

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transferee of any Note purchased by a Purchaser under this Agreement and which has made the same agreement relating to such Note as such Purchaser has made in this section 16.2.

          17. Expenses, etc. Whether or not the transactions contemplated by this Agreement shall be consummated, the Company will pay all expenses in connection with such transactions and in connection with any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement or the Notes, including, without limitation: (a) the cost and expenses of preparing and reproducing this Agreement and the Notes, of furnishing all opinions by counsel for the Company (including any opinions requested by the special counsel of a Purchaser as to any legal matter arising hereunder) and all certificates on behalf of the Company, and of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (b) the cost of delivering to the principal office of each Purchaser, insured to the satisfaction of such Purchaser, the Notes sold to it hereunder and any Notes delivered to it upon any substitution of Notes pursuant to section 15 and of the delivery of any Notes by a Purchaser, insured to the satisfaction of such Purchaser, upon any such substitution; (c) the fees, expenses and disbursements of the special counsel for the holders of the Notes (and, in addition, any local counsel determined by the holders of the Notes to be necessary in the circumstances) in connection with such transactions and any such amendments or waivers; (d) the out-of-pocket expenses incurred by each of the Purchasers in connection with such transactions and any such amendments or waivers; and (e) the out-of-pocket expenses incurred by the Purchasers in connection with their representatives' attendance at meetings of the Board. The Company also will pay, and will save each of the Purchasers and each holder of any Notes harmless from, all claims in respect of the fees, if any, of brokers and finders and any and all liabilities with respect to any taxes (including interest and penalties) which may be payable in respect of the execution and delivery of this Agreement, the issue of the Notes and any amendment or waiver under or in respect of this Agreement or the Notes. The obligation of the Company under this section 17 shall survive any disposition or payment of the Notes and the termination of this Agreement.

          18. Survival of Representations and Warranties. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, any investigation at any

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time made by a Purchaser or on its behalf, the purchase of the Notes by the Purchasers under this Agreement and any disposition or payment of the Notes. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall be deemed representations and warranties of the Company under this Agreement.

          19. Amendments and Waivers. Any term of this Agreement or of the Notes may be amended and the observance of any term of this Agreement or of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of more than 66 2/3% in principal amount of the Notes at the time outstanding (subject to section 15.4), provided that, without the prior written consent of the holders of all the Notes at the time outstanding (subject to section 15.4), no such amendment or waiver shall (a) change the maturity or the principal amount of, or reduce the rate or change the time of payment of interest on, or change the amount or the time of payment of any principal or premium payable on any prepayment of, any Note, or change the amount or the time of payment of any fee payable hereunder, (b) reduce the aforesaid percentages of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, (c) change the percentage of the principal amount of the Notes the holders of which may declare the Notes to be due and payable as provided in section 11, (d) modify the proviso to the first sentence of section 11, or (e) decrease the percentage of the principal amount of the Notes the holders of which may rescind and annul any such declaration as provided in section 11. Any amendment or waiver effected in accordance with this section 19 shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Company.

          20. Notices, etc. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered by hand or courier service, or mailed by registered or certified mail, return receipt requested, addressed, (a) if to a Purchaser, at the address set forth for such Purchaser in Schedule A or at such other address as such Purchaser shall have furnished to the Company in writing, except as otherwise provided in section 16.2 with respect to payments on Notes held by such Purchaser or its nominee, or (b) if to any other holder of any Note, at such address as such other holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then

52

to and at the address of the last holder of such Note who has furnished an address to the Company, or (c) if to the Company, at its address set forth at the beginning of this Agreement, to the attention of Chief Financial Officer, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each of the Purchasers and each such other holder in writing. Any notice so addressed and delivered by hand or courier shall be deemed to be given when received, and any notice so addressed and mailed by registered or certified mail shall be deemed to be given three business days after being so mailed.

          21. Indemnification. The Company will indemnify and hold harmless each of the Purchasers and each person who controls each of the Purchasers within the meaning of the Securities Act or the Exchange Act and each of the subsidiaries of each Purchaser and each of the respective directors, officers, employees, agents and advisors of each of the Purchasers and of each such subsidiary (any and all of whom are referred to as the "Indemnified Party") from and against any and all losses, claims, damages and liabilities, whether joint or several (including, if pursuant to the next following paragraph the Indemnified Party is entitled to employ counsel at the expense of the Company, all legal fees or other expenses reasonably incurred by one counsel for any Indemnified Party in connection with the preparation for or defense of any pending or threatened third party claim, action or proceeding, whether or not resulting in any liability), to which such Indemnified Party may become subject (whether or not such Indemnified Party is a party thereto) under any applicable federal or state law or otherwise, caused by or arising out of, or allegedly caused by or arising out of, this Agreement or any transaction contemplated hereby or thereby, other than, with respect to any Indemnified Party, losses, claims, damages or liabilities that are the result of any representation made by such Indemnified Party in section 6 or the result of the gross negligence or willful misconduct of such Indemnified Party.

           Promptly after receipt by an Indemnified Party of notice of any claim, action or proceeding with respect to which an Indemnified Party is entitled to indemnity hereunder, such Indemnified Party will notify the Company of such claim or the commencement of such action or proceeding, provided that the failure of an Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this section 21 with respect to such Indemnified Party, except to the extent that the Company is actually prejudiced by such failure.

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The Company will assume the defense of such claim, action or proceeding and will employ counsel satisfactory to the Indemnified Party and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party will be entitled, at the expense of the Company, to employ counsel separate from counsel for the Company and for any other party in such action if the Indemnified Party reasonably determines that a conflict of interest or other reasonable basis exists which makes representation by counsel chosen by the Company not advisable, but the Company will not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties.

            22. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any holder or holders at the time of the Notes or any part thereof. Except as stated in section 18, this Agreement embodies the entire agreement and understanding between the Company and each of the Purchasers and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement and the Notes shall be construed and enforced in accordance with and governed by the law of the State of New York. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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           If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter and return one of the same to the Company, whereupon this letter shall become a binding agreement between the Company and each of the Purchasers.

                       Very truly yours,

                                                          PERMA-FIX ENVIRONMENTAL SERVICES, INC.

                                                          By:
                                                                   Name:
                          Title:

The foregoing Agreement is
hereby agreed to as of the
date thereof.

ASSOCIATED MEZZANINE INVESTORS-PESI(I), L.P.

By: Associated Mezzanine Investors, LLC
          its General Partner

          By:
                   Name:
                  Title:

BRIDGE EAST CAPITAL, L.P.

By: Bridge East Partners, LDC
          its General Partner

By: Bridge East Holdings, LLC
          its General Partner

    By:
       Name: John Oswald
                  Title: Director

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